AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS AMENDMENT, dated as of the ______ day of _________, 2022, to the Amended and Restated Custody Agreement, originally made and entered into as of June 22, 2006, and amended and restated as of May 15, 2013 (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Osterweis Funds, listed on Amended Exhibit F attached hereto (as amended from time to time), and U.S. Bank N.A., a national banking association (the "Custodian").

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add funds and amend the fees of the Osterweis Funds; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.Effective June 1, 2022 Amended Exhibit F to the Agreement is hereby superseded and replaced with Exhibit F attached hereto.

2.The fees listed within Exhibit F will become effective for the Osterweis Short Duration Credit Fund and Osterweis Sustainable Credit Fund (“Added Funds”) when the Added Funds launch at which time the Added Funds will become a part of Exhibit F.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS      U.S. BANK, N.A.

By: ______________________________         By:_____________________________

Name: Elaine E. Richards             Name: __________________________

Title: President                     Title: ___________________________

Osterweis

Exhibit F to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund
Osterweis Short Duration Credit Fund
Osterweis Sustainable Credit Fund
First American Government Obligations Fund Class A (Osterweis Service Org)

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
___ basis points
Plus, portfolio transaction fees
Portfolio Transaction Fees
■$ ____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ ____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ ____ - Option/SWAPS/future contract written, exercised or expired
■$ ____- Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ ____- Physical security transaction
■$ ____ - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ ____ - per custody sub account per year (e.g., segregated account, etc.)
■$ ____ - Class Action Services filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $ ____.
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus 2% unless a line of credit is in place.
■Third Party lending - Additional fees will apply
■$ ____- per Custody sub adviser account per year
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI IS WAIVED
Fees are calculated pro rata and billed monthly.

Osterweis

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	___	$ ____	Hong Kong	___	$ ____	Poland	___	$ ____
Australia	___	$ ____	Hungary	___	$ ____	Portugal	___	$ ____
Austria	___	$ ____	Iceland	___	$ ____	Qatar	___	$ ____
Bahrain	___	$ ____	India	___	$ ____	Romania	___	$ ____
Bangladesh	___	$ ____	Indonesia	___	$ ____	Russia	___	$ ____
Belgium	___	$ ____	Ireland	___	$ ____	Saudi Arabia	___	$ ____
Bermuda	___	$ ____	Israel	___	$ ____	Serbia	___	$ ____
Botswana	___	$ ____	Italy	___	$ ____	Singapore	___	$ ____
Brazil	___	$ ____	Japan	___	$ ____	Slovakia	___	$ ____
Bulgaria	___	$ ____	Jordan	___	$ ____	South Africa	___	$ ____
Canada	___	$ ____	Kenya	___	$ ____	South Korea	___	$ ____
Chile	___	$ ____	Kuwait	___	$ ____	Spain	___	$ ____
China Connect	___	$ ____	Latvia	___	$ ____	Sri Lanka	___	$ ____
China (B Shares)	___	$ ____	Lithuania	___	$ ____	Sweden	___	$ ____
Colombia	___	$ ____	Luxembourg	___	$ ____	Switzerland	___	$ ____
Costa Rica	___	$ ____	Malaysia	___	$ ____	Tanzania	___	$ ____
Croatia	___	$ ____	Malta	___	$ ____	Taiwan	___	$ ____
Cyprus	___	$ ____	Mauritius	___	$ ____	Thailand	___	$ ____
Czech Republic	___	$ ____	Mexico	___	$ ____	Tunisia	___	$ ____
Denmark	___	$ ____	Morocco	___	$ ____	Turkey	___	$ ____
Egypt	___	$ ____	Namibia	___	$ ____	UAE	___	$ ____
Estonia	___	$ ____	Netherlands	___	$ ____	Uganda	___	$ ____
Eswatini	___	$ ____	New Zealand	___	$ ____	Ukraine	___	$ ____
Euroclear (Eurobonds)	___	$ ____	Nigeria	___	$ ____	United Kingdom	___	$ ____
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	___	$ ____	Uruguay	___	$ ____
Finland	___	$ ____	Oman	___	$ ____	Vietnam	___	$ ____
France	___	$ ____	Pakistan	___	$ ____	West African Economic Monetary Union (WAEMU)*	___	$ ____
Germany	___	$ ____	Panama	___	$ ____	Zambia	___	$ ____
Ghana	___	$ ____	Peru	___	$ ____	Zimbabwe	___	$ ____
Greece	___	$ ____	Philippines	___	$ ____

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee

A monthly base fee of $___ per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Osterweis

Advisor’s signature below acknowledges approval of fee schedule on this Exhibit F

Osterweis Capital Management, Inc.

By: _______________________________

Name: ____________________________

Title:_____________________________ Date:__________________________

Osterweis Capital Management, LLC

By: _______________________________

Name: ____________________________

Title:_____________________________ Date:__________________________

4
Osterweis